Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

February 20, 2015

Enerpulse Technologies, Inc. Announces Private Placement of $3,050,000 of Convertible Notes and Warrants

Albuquerque, N.M. – February 20, 2015 – Enerpulse Technologies (OTCQB: ENPT) (OTCQB: ENPT) (the “Company”), manufacturer of Pulstar® Spark Plugs, today announced that it has entered into a definitive agreement to issue $3,050,000 of senior secured convertible notes as well as warrants to purchase common stock in a private placement.

The notes mature in February 2018. The notes are convertible, at the holder's option, into shares of the Company’s common stock at a price of $0.20 per share, subject to anti-dilution adjustments.

In connection with the sale of the notes, the Company will also issue warrants to purchase up to 7,625,000 shares of its common stock. The warrants will be exercisable at $0.20 per share, subject to anti-dilution adjustments. The warrants will be exercisable immediately through the five year anniversary of their issuance.

Roth Capital Partners served as sole placement agent for the transaction. After the placement agent fees and estimated offering expenses payable by the Company, the Company expects to receive net proceeds of approximately $2.895 million which will be used for the repayment of certain indebtedness, working capital and general corporate purposes. The offering is expected to close on or about February 20, 2015, subject to customary closing conditions.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended or applicable under state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. As part of the transaction, the Company has agreed to file a resale registration statement on Form S-1 with the Securities and Exchange Commission within 30 days of the closing for purposes of registering the resale of the shares of common stock underlying the senior secured convertible notes issued in the private placement.

This notice is issued pursuant to Rule 135c under the Securities Act and does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

For more information on Enerpulse Technologies, phone 888-800-6700 or visit www.enerpulse.com.

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About ENERPULSE (OTCQB: ENPT)

Enerpulse Technologies, Inc. is a publicly traded company headquartered in Albuquerque, N.M. Founded in 2004; the company develops and manufactures ultra-high performance, low emissions ignition products through the application of pulse power technology. For more information, visit www.enerpulse.com.

Safe Harbor / Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the private placement and the intended use of proceeds from the private placement. Information provided by the Company such as online or printed documents, publications or information available via its website may contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates," and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including market conditions, risks associated with the cash requirements of our business and other risks detailed from time to time in our filings with the Securities and Exchange Commission, and represent our views only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

For further information, contact:

Louis Camilli

President and Chief Technology Officer

505-999-2003

lcamilli@enerpulse.com